Interest Rate Risk / Financial Management

January 2001

Balance Sheet Management

Balance Sheet Composition (as of 12/31/00)

BB&T

Balance Sheet Management

Balance Sheet Composition – Assets (as of 09/30/00)

BB&T

Investment Portfolio

Portfolio Composition (as of 09/30/00)

BB&T

Investment Portfolio

Portfolio Maturity Distribution (as of 09/30/00)

BB&T

Investment Portfolio

Portfolio Size / Maturity Comparison (as of 09/30/00)

BB&T

Investment Portfolio

Yields (FTE) (3rd Quarter 2000)

BB&T

Investment Portfolio

Categories	Par Value	Percent of Portfolio	Tax Equiv. Yield	Market Gain/(Loss)
U.S. Treasuries	$ 272,850,000	2.05%	6.67%	$ 1,610,687
Federal Agencies	8,121,358,000	60.95	7.49	240,586,496
Mortgage-Backed Securities	2,145,757,723	16.10	7.21	28,393,179
CMO’s (Collateralized Mortgage Obligation)
- Agency	400,168,006	3.00	6.90	493,059
- Non-Agency	93,501,504	0.70	6.36	(853,646)
Municipals	868,823,116	6.52	7.57	3,022,367
FHLMC / FNMA Preferred Stock	1,017,240,000	7.63	7.80	(99,768,677)
FHLB Stock	333,789,400	2.51	7.70	-0-
Other Securities	72,241,129	0.54	5.50	(284,999)

Total	$13,325,728,878	100.00%	7.43%	$ 173,198,466
(as of 12/31/00)
BB&T

Interest Rate Risk Management

Interest Rate Scenarios – Prime Rate Movements (as of 12/31/00)

BB&T Corporation Rate Sensitivity Analysis Off Most Likely Earnings January 2001 – December 2001 Forecast

BB&T

Interest Rate Risk Management

Derivatives – Current Position (12/31/00)
Notional Balance Outstanding	$ 725,878,000
Maturities in next 12 months	$ 300,000,000
Weighted average maturity	2.47 years
Net Market Value	($ 267,000)
BB&T

Corporate Funding

Wholesale Funding Sources	Line Amount Available	Current Borrowings
Fed Funds & Eurodollar Lines of Credit	$16 billion	$3.5 billion
Bank Note Program	5 billion	3.1 billion
FHLB	12 billion	6.2 billion
Institutional CD Program	2 billion	—
Brokered Retail CD Program	1 billion	92 million
Shelf for BB&T Corporation	1 billion	850 million
Brokered Money Market Deposit Account Program	600 million	186 million
Committed Bank Lines of Credit	300 million	—

	$37.9 billion	$13.9 billion
BB&T

Corporate Funding

Average Deposit Growth Analysis For the periods ended December 31, 2000 and 1999 ($ in Thousands)

	2000	1999	Increase $	(Decrease) %	As a % of Total 2000 Deposits
Noninterest Bearing Deposits	$ 4,893,035	$ 4,682,417	$ 210,618	4.5%	13.6%
Interest Checking	1,123,599	1,372,875	(249,276)	(18.2)	3.1
Money Rate Savings	5,671,448	5,528,218	143,230	2.6	15.8
Regular Savings	1,523,210	1,832,440	(309,230)	(16.9)	4.2
IDA and BIDA	4,118,107	3,267,526	850,581	26.0	11.5

Total Transaction, Savings & MRS	17,329,399	16,683,476	645,923	3.9	48.3
Deposits
CDs <$100,000	9,963,714	9,380,163	583,551	6.2	27.8
IRAs	2,381,917	2,355,196	26,721	1.1	6.6

Total Core Deposits	29,675,030	28,418,835	1,256,195	4.4	82.7
CDs > $100,000	3,757,146	3,639,956	117,190	3.2	10.5
Negotiable CDs > $100,000	310,290	343,772	(33,482)	(9.7)	0.9
Other Time Deposits	366,007	371,171	(5,164)	(1.4)	1.0

Total Domestic Deposits	34,108,473	32,773,734	1,334,739	4.1	95.0
Foreign Deposits	1,789,178	954,420	834,758	87.5	5.0
Total Deposits	$35,897,651	$33,728,154	$ 2,169,497	6.4%	100.0%

Deposits Excluding Purchase Acquisitions and Official Check Outsourcing Program
Total Transaction, Savings & Money Markets	$17,099,682	$16,591,463	$ 508,219	3.1%	48.4%
CDs, IRAs & Other Deposits	16,463,833	15,982,177	481,656	3.0	46.6

Total Domestic Deposits	33,563,515	32,573,640	989,875	3.0	94.9
Foreign Deposits	1,789,178	954,420	834,758	87.5	5.1

Total Deposits	$35,352,693	$33,528,060	$ 1,824,633	5.4%	100.0%

BB&T

Corporate Funding

Deposit Strategy – Established Markets

•	Grow core deposits sufficient to support earning asset growth.

•	Focus on improving the bank’s deposit mix and lowering the bank’s cost of funds.

BB&T

Corporate Funding

Deposit Strategy – New Markets

•	Stabilize retail and commercial deposits through rate exceptions and CD specials as needed.

•	Achieve targeted growth through expansion of existing client relationships and acquisition of new clients.

•	Transition to BB&T’s deposit strategy within 24 months.

BB&T

Corporate Funding

Deposit Market Share Commercial Banks at 6/30/00

•	North Carolina	(without home office deposits)	1st
•	West Virginia		1st
•	South Carolina		3rd
•	Virginia		4th
•	DC		5th
•	Maryland		7th
•	Georgia		8th
•	Tennessee		10th
•	Kentucky		23rd
•	Alabama		77th

Proforma for all announced mergers through January 31, 2001
BB&T

Corporate Funding

Balance Sheet Composition – Liabilities (as of 9/30/00)

BB&T

Corporate Funding

Detailed Funding Composition & Cost Comparison for 2000

BB&T

Corporate Funding

Ratings

	S&P	Moody’s	Fitch
BB&T Corporation
- Commercial Paper	A-2	Prime 1	—
- Senior Debt	A-2	A-2	A
- Subordinated Debt	BBB+	A-3	A-
BB&T - NC

- Certificates of Deposit	A	A-1	A+
- Bank Notes	A	A-1	A+
BB&T - SC
- Certificates of Deposit	A	A-1	A+
BB&T - VA
- Certificates of Deposit	—	A-1	—
Ratings Outlook	Stable	Positive	Positive

BB&T

Capital Management

•	The policy of BB&T Corporation is to return 30-40% of its annual earnings to its shareholders in the form of cash dividends.

•	BB&T’s 10-year compound annual dividend growth rate is 15.1% as compared to 3.0% for the S&P 500.

•	BB&T has increased its annual cash dividend for 28 consecutive years.
•	BB&T’s policy is to maintain a leverage capital ratio of approximately 7-to-8%. 12/31/00 ratio is 7.1%.
•	Since the Merger-of-Equals, BB&T has repurchased 48.5 million shares of stock totaling $1.35 billion dollars.

BB&T

Income Taxes

	1996	1997	1998	1999	2000

Effective Income Tax Rate(1)	32.4	33.6	31.5	32.3	32.0%

•	Primary goal of income tax management is minimization of effective tax rate.
•	Effective utilization of tax planning strategies have resulted in stable effective tax rates.
•	Effective tax rates have consistently been below combined Federal and state statutory rates.
(1) Based on originally reported recurring results

BB&T